EXHIBIT 99.2

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2005 and 2004
(in thousands, except per share amounts)

	Three Months Ended September 30
	2005	2004
Net Income / Earnings Per Share
Net income	$17,130	$18,758
Add: restructuring and impairment charge, net of
related tax effect	2,612	-

Net income (excluding restructuring and impairment charge)	$19,742	$18,758

Earnings per basic share	$0.50	$0.52

Earnings per basic share (excluding restructuring and impairment charge)	$0.58	$0.52

Basic weighted average shares outstanding	33,921	36,211
Earnings per diluted share	$0.49	$0.51

Earnings per diluted share (excluding restructuring and impairment charge)	$0.57	$0.51

Diluted weighted average shares outstanding	34,628	37,098
Consolidated Operating Income / Operating Margin
Operating income	$28,194	$30,955
Add: restructuring and impairment charge	4,241	-

Operating income (excluding restructuring and impairment charge)	$32,435	$30,955

Net sales	$251,314	$230,346

Operating margin	11.2%	13.4%

Operating margin (excluding restructuring and impairment charge)	12.9%	13.4%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$29,815	$28,254
Add: restructuring and impairment charge	4,241	-

Wholesale operating income (excluding restructuring and impairment charge)	$34,056	$28,254

Wholesale net sales	$178,426	$161,315

Wholesale operating margin	16.7%	17.5%

Wholesale operating margin (excluding restructuring and impairment charge)	19.1%	17.5%

EBITDA
Net income	$17,130	$18,758
Add: interest expense	247	122
Add: income tax expense	10,678	11,993
Add: depreciation and amortization	5,320	5,409

EBITDA	$33,375	$36,282

Net sales	$251,314	$230,346

EBITDA as % of net sales	13.3%	15.8%

EBITDA	$33,375	$36,282
Add: restructuring and impairment charge	4,241	-

EBITDA (excluding restructuring and impairment charge)	$37,616	$36,282

Net sales	$251,314	$230,346

EBITDA as % of net sales	15.0%	15.8%